Exhibit 5.1

Troutman Pepper Hamilton Sanders LLP 600 Peachtree Street NE, Suite 3000 Atlanta, GA 30308-2216 troutman.com

June 25, 2021

Franchise Group, Inc.

2387 Liberty Way

Virginia Beach, Virginia 23456

Re:	Franchise Group, Inc. Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to Franchise Group, Inc., a Delaware corporation (the “Company”), in connection with its registration statement on Form S-3 filed by the Company on June 25, 2021 with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), on or about the date hereof (the “Registration Statement”). The Registration Statement relates to the Company’s issuance and sale, from time to time on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, of an indeterminate number of the following securities (the “Securities”):

1.	Shares of the Company’s common stock, par value $0.01 per share, (the “Common Stock”);

2.	Shares of one or more series of the Company’s preferred stock (the “Preferred Stock”);

3.	Depositary shares representing fractional interests in shares of the Preferred Stock evidenced by depositary receipts (the “Depositary Shares”);

4.	Warrants of the Company to purchase other Securities (the “Warrants”);

5.	Rights to purchase shares of Common Stock and/or any of the other Primary Securities (the “Rights”);

6.	Units of the Company comprised of two or more of the Securities, in any combination, which may or may not be separable from one another (the “Units”); and

7.	Debt securities, in one more series, of the Company (the “Debt Securities”).

The Securities will be offered in amounts, at prices and on terms to be determined in light of market conditions at the time of sale and to be set forth in supplements (each a “Prospectus Supplement”) to the prospectus contained in the Registration Statement.

Each series of Preferred Stock is to be issued under the Charter Documents (defined below) and a certificate of designation (the “Certificate of Designation”) to be filed with the Secretary of State of the State of Delaware. The Depositary Shares are to be issued pursuant to one or more deposit agreements between the Company and a bank or trust company, as depositary (each, a “Depositary Agreement”). The Warrants are to be issued pursuant to one or more warrant agreements between the Company and a warrant agent (the “Warrant Agreement”). The Rights are to be issued under one or more rights agreements between the Company and an agent or other party therein (the “Rights Agreement”). The Units are to be issued pursuant to one or more unit agreements between the Company and a unit agent or other party therein (the “Unit Agreement”). The Debt Securities are to be issued pursuant to an indenture between the Company and a trustee to be named in such Indenture, a form of which is included as Exhibit 4.6 to the Registration Statement (the “Applicable Indenture”).

Troutman Pepper Hamilton Sanders LLP 600 Peachtree Street NE, Suite 3000 Atlanta, GA 30308-2216 troutman.com

For purposes of the opinions we express below, we have examined the originals or copies, certified or otherwise identified, of (i) the certificate of incorporation and bylaws of the Company, each as amended and/or restated to date (the “Charter Documents”); (ii) the Registration Statement and all exhibits thereto, (iii) resolutions of the Board of Directors of the Company (the “Board”) with respect to the Registration Statement and the offering and sale of the Securities, (iv) the specimen Common Stock certificate of the Company, (v) certain corporate records of the Company, including minute books of the Company, certificates of public officials, and of representatives of the Company, and (vi) certain statutes and other instruments and documents as we considered appropriate for purposes of the opinions hereafter expressed.

In connection with rendering the opinions set forth below, we have assumed that (i) all information contained in all documents reviewed is true and correct, (ii) all signatures on all documents examined are genuine and provided by natural persons with legal capacity and authority to execute such documents, (iii) all documents submitted as originals are authentic and all documents submitted as copies conform to the originals of those documents, (iv) the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective and will not have been terminated or rescinded, (v) a Prospectus Supplement will have been prepared and filed with the Commission describing any Securities that are offered, (vi) all Securities will be issued and/or sold in compliance with applicable federal and state securities laws and in the manner specified in the Registration Statement and the applicable Prospectus Supplement or term sheet, (vii) the Debt Securities, and the instruments pursuant to which they are duly authorized and established, will have been specifically authorized for issuance by the Board or an authorized committee thereof (the “Company Authorizing Resolutions”), (viii) the terms of the Securities and of their respective issuance and sale will have been duly authorized and established in conformity with the applicable Charter Documents, Certificate of Designation, Depositary Agreement, Warrant Agreement, Rights Agreement, Unit Agreement and the Applicable Indenture, as the case may be, (ix) each of the Securities will have been duly executed and countersigned, (x) the Board will have determined that the consideration to be received for any Common Stock to be issued is adequate, (xi) the Company will have received the consideration provided for in the Company Authorizing Resolutions and any applicable purchase, underwriting or similar agreement and as contemplated by any applicable Prospectus Supplement, (xii) the Certificate of Designation, Depositary Agreement, Warrant Agreement, Rights Agreement, Unit Agreement and Applicable Indenture will be duly authorized, executed and delivered by the parties thereto, (xiii) each person signing the Certificate of Designation, Depositary Agreement, Warrant Agreement, Rights Agreement, Unit Agreement and Applicable Indenture, as applicable, will have the legal capacity and authority to do so, (xiii) with respect to the Common Stock offered, there will be sufficient shares of Common Stock or Preferred Stock authorized under the Charter Documents and not otherwise reserved for issuance, (xiv) a definitive purchase, underwriting or similar agreement with respect to any Securities offered thereby will have been duly authorized and validly executed and delivered by the Company and the other parties thereto, and (xv) any Securities issuable upon conversion, exchange, redemption or exercise of any Securities being offered will have been duly and validly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange, redemption or exercise.

Troutman Pepper Hamilton Sanders LLP 600 Peachtree Street NE, Suite 3000 Atlanta, GA 30308-2216 troutman.com

We have also assumed that (i) the Company will continue to be validly existing and in good standing under the laws of Delaware, and will have all requisite power and authority to enable it to execute, deliver and perform its obligations under the Securities and the related documents, (ii) the Securities will be established so as not to, and such execution, delivery and performance thereof (including the documents establishing them) will not, violate, conflict with or constitute a default under any applicable laws, rules or regulations to which the Company is subject, (iii) such execution, delivery and performance do not and will not constitute a breach, conflict, default or violation of (a) the Company’s Charter Documents, or any agreement or other instrument to which the Company or its properties are subject, (b) any judicial or regulatory order or decree of any governmental authority or (c) any consent, approval, license, authorization or validation of, or filing, recording or registration with, any governmental authority, (iv) the Securities will not bear interest at a rate that is usurious under the laws of the jurisdiction governing the creation thereof and will not provide for the compounding of interest if prohibited by applicable law, and (v) the choice of New York law in the Applicable Indenture is legal, valid, binding and enforceable under the laws of all applicable jurisdictions.

We are, in this opinion, opining only on the General Corporation Law of the State of Delaware (the “DGCL”), and with respect to the opinions set forth in paragraphs 2 through 5 below, the internal laws of the state of New York. We are not opining as to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction or, in the case of Delaware, any other laws, or as to matters of municipal law or the laws of any local agencies within any states (including “blue sky” or other state securities laws).

The opinions herein below are subject to, and qualified and limited by the effects of: (i) bankruptcy, fraudulent conveyance or fraudulent transfer, insolvency, reorganization, moratorium, liquidation, conservatorship and similar laws, and limitations imposed under judicial decisions related to or affecting creditors’ rights and remedies generally, (ii) general equitable principles, regardless of whether the issue of enforceability is considered in a proceeding in equity or at law, and principles limiting the availability of the remedy of specific performance, (iii) concepts of good faith, fair dealing and reasonableness, and (iv) the possible unenforceability under certain circumstances of provisions providing for indemnification or contribution that is contrary to public policy. We also express no opinion concerning the enforceability of the waiver of rights or defenses contained in the documents establishing the Securities.

Based upon and subject to the foregoing, we are of the opinion that:

1.           When an issuance of Common Stock has been duly authorized by all necessary corporate action of the Company, upon issuance, delivery and payment therefor in an amount not less than the par value thereof in the manner contemplated by the applicable Prospectus Supplement and by such corporate action, and in total amounts and numbers of shares that do not exceed the respective total amounts and number of shares (a) available under the certificate of incorporation, and (b) authorized by the Board in connection with the offering contemplated by the applicable Prospectus Supplement, such shares of Common Stock will be validly issued, fully paid and nonassessable. In rendering the foregoing opinion, we have assumed that the Company will comply with all applicable notice requirements regarding uncertificated shares provided in the DGCL.

Troutman Pepper Hamilton Sanders LLP 600 Peachtree Street NE, Suite 3000 Atlanta, GA 30308-2216 troutman.com

2.           When a series of Preferred Stock has been duly established in accordance with the terms of the Company’s Charter Documents and authorized by all necessary corporate action of the Company, upon issuance, delivery and payment therefor in an amount not less than the par value thereof in the manner contemplated by the applicable Prospectus Supplement and by such corporate action, and in total amounts and numbers of shares that do not exceed the respective total amounts and numbers of shares (a) available under the Charter Documents, and (b) authorized by the board of directors in connection with the offering contemplated by the applicable Prospectus Supplement, such shares of such series of Preferred Stock will be validly issued, fully paid and nonassessable. In rendering the foregoing opinion, we have assumed that the Company will comply with all applicable notice requirements regarding uncertificated shares provided in the DGCL.

3.           When a series of Preferred Stock underlying Depositary Shares (the “Underlying Preferred Stock”) has been duly established in accordance with the terms of the Company’s Charter Documents and authorized by all necessary corporate action of the Company, upon issuance, delivery and payment therefor in an amount not less than the par value thereof in the manner contemplated by the applicable Prospectus Supplement and by such corporate action, and in total amounts and numbers of shares that do not exceed the respective total amounts and numbers of shares (a) available under the Charter Documents, and (b) authorized by the board of directors in connection with the offering contemplated by the applicable Prospectus Supplement, such shares of such series of Underlying Preferred Stock will be validly issued, fully paid and nonassessable. In rendering the foregoing opinion, we have assumed that the Company will comply with all applicable notice requirements regarding uncertificated shares provided in the DGCL.

4.           When an applicable Depositary Agreement has been duly authorized, executed and delivered by each of the Company and the depositary, when the shares of Underlying Preferred Stock have been deposited with the depositary under the Depositary Agreement, and when the depositary receipts representing the Depositary Shares have been duly executed, countersigned, registered and delivered to the purchasers thereof upon payment of the agreed-upon consideration therefor in the manner contemplated by the applicable Prospectus Supplement and by such corporate action (assuming the Underlying Preferred Stock has been duly authorized and reserved for issuance by all necessary corporate action), and in total amounts and numbers of shares that do not exceed the total amount and number of shares authorized by the board of directors in connection with the offering contemplated by the applicable Prospectus Supplement, such Depositary Shares will be validly issued, fully paid and nonassessable. In rendering the foregoing opinion, we have assumed that the Company will comply with all applicable notice requirements regarding uncertificated shares provided in the DGCL.

5.           When the applicable Warrant Agreement has been duly authorized, executed and delivered by all necessary corporate action of the Company, and when the specific terms of a particular issuance of Warrants have been duly established in accordance with the terms of the applicable Warrant Agreement and authorized by all necessary corporate action of the Company, and such Warrants have been duly executed, authenticated, issued and delivered against payment therefor in accordance with the terms of the applicable Warrant Agreement and in the manner contemplated by the applicable Prospectus Supplement and by such corporate action (assuming the securities issuable upon exercise of such Warrants have been duly authorized and reserved for issuance by all necessary corporate action), such Warrants will be the legally valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

Troutman Pepper Hamilton Sanders LLP 600 Peachtree Street NE, Suite 3000 Atlanta, GA 30308-2216 troutman.com

6.           When the applicable Rights Agreement has been duly authorized, executed and delivered by all necessary corporate action of the Company, and when the specific terms of a particular issuance of Rights have been duly established in accordance with the terms of the applicable Rights Agreement and authorized by all necessary corporate action of the Company, and such Rights have been duly executed, authenticated, issued and delivered against payment therefor in accordance with the terms of the applicable Rights Agreement and in the manner contemplated by the applicable Prospectus Supplement and by such corporate action (assuming the securities issuable upon exercise of such Rights have been duly authorized and reserved for issuance by all necessary corporate action), such Rights will be the legally valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

7.           When the applicable Unit Agreement has been duly authorized, executed and delivered by all necessary corporate action of the Company, and when the specific terms of a particular issuance of Units have been duly established in accordance with the terms of the applicable Units Agreement and authorized by all necessary corporate action of the Company, and such Units have been duly executed, authenticated, issued and delivered against payment therefor in accordance with the terms of the applicable warrant agreement and in the manner contemplated by the Prospectus Supplement and by such corporate action (assuming the securities issuable upon exercise of such Units have been duly authorized and reserved for issuance by all necessary corporate action), such Units will be the legally valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

8.           When the Applicable Indenture has been duly authorized, executed and delivered by all necessary corporate action of the Company, and when the specific terms of a particular series of Debt Securities have been duly established in accordance with the terms of the Applicable Indenture and authorized by all necessary corporate action of the Company, and such Debt Securities have been duly executed, authenticated, issued and delivered against payment therefor in accordance with the terms of the Applicable Indenture and in the manner contemplated by the applicable Prospectus Supplement and by such corporate action, such Debt Securities will be the legally valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

This opinion is to be used only in connection with the offer and sale of the Securities while the Registration Statement is in effect.

Please note that we are opining only as to matters expressly set forth herein, and no opinion should be inferred as to any other matters. This opinion is based upon currently existing statutes, rules, regulations and judicial decisions, and, following the effective date of the Registration Statement, we disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments which might affect any matters or opinions set forth herein.

Troutman Pepper Hamilton Sanders LLP 600 Peachtree Street NE, Suite 3000 Atlanta, GA 30308-2216 troutman.com

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act and to the use of our name therein and in the related prospectus and any Prospectus Supplement under the caption “Legal Matters.” In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Very truly yours,

/s/ Troutman Pepper Hamilton Sanders LLP

Troutman Pepper Hamilton Sanders LLP